UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 16, 2014

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

353 E. Six Forks Road, Suite 270, Raleigh, North Carolina 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2014 the Company entered into an agreement for consulting services with Global Wisdom Group Inc. The agreement provides services related to financial accounting preparation for the Company’s exchange act filing requirements. The terms are as follows; the agreement is month to month with a 30 day termination clause, the compensation is $125.00 dollars to $325.00 dollars per hour based upon the complexity of services provided. An initial retainer of $2,500 was paid for this engagement.

On August 5, 2014 the Company entered into an agreement for consulting services with Tech Associates Inc. The agreement provides corporate advisory services and guidance in reviewing private placement memorandums, asset purchase agreements, coordination of legal counsel, auditors, and creating a roadmap for the Company to become publicly-traded on the Over-the-Counter Bulletin Board as its initial listing venue. The terms are as follows; the agreement is for a period of six months, with an option to extend for two additional six month terms for a total of 18 months, subject to termination provisions. The compensation is $2,500 per month, and if the option to extend is exercised after the initial 6 month term, the Company shall provide compensation of 100,000 shares of its restricted common stock in addition to the monthly retainer.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

 (d) Exhibits:

Exhibit No.	Document
10.1	Engagement Agreement, Global Wisdom Group Inc, dated July 16, 2014
10.2	Engagement Agreement, Tech Associates Inc, dated August 5, 2014

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AmericaTowne, Inc

By:  /s/ Alton Perkins

Name:  Alton Perkins

Title: Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

Dated: August 8, 2014

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